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EXHIBIT 10.2.1

Grant No.

REGAL ENTERTAINMENT GROUP

2002 STOCK INCENTIVE PLAN

FORM OF STOCK OPTION AGREEMENT

        This Stock Option Agreement (the "Option Agreement") is made and entered into as of the Date of Grant set forth below (the "Effective Date") by and between Regal Entertainment Group, a Delaware corporation (the "Company"), and the optionee named below (the "Optionee"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 2002 Stock Incentive Plan (the "Plan") that, unless terminated earlier by the Administrator, terminates on                        , 2012.

Name of Optionee: Social Security No.: Address:
Facsimile Number: Shares Subject to Option: Exercise Price Per Share: Date of Grant: Expiration Date: Type of Stock Option
(Check one):	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

        1.    Number of Shares.    The Company hereby grants to Optionee an option (this "Option") to purchase the total number of shares of Common Stock set forth above as Shares Subject to Option (the "Option Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to the terms and conditions of this Option Agreement, the Plan and the Stockholders' Agreement described in Section 2, and, this grant is contingent upon stockholder approval within 12 months of the adoption of the Plan and, in the event that the Option is designated as an Incentive Stock Option, to the extent such Option exceeds the $100,000 rule of Section 422(d), the portion of this Option in excess of such $100,000 shall be treated as a Non-Qualified Stock Option.

        2.    Stockholders' Agreement.    By executing this Option Agreement, the Optionee agrees that upon becoming a stockholder, the Optionee shall automatically become a party to and be bound by and subject to the terms and conditions of that certain Stockholders' Agreement, dated as of March 8, 2002 (the "Stockholders' Agreement"), among the Company and the stockholders party thereto or any successor agreement thereto. The Stockholders' Agreement shall be binding on the Optionee and the other parties thereto and the Optionee and the Company hereby agree that the Optionee shall have the rights and obligations of a "Non-Sponsor Stockholder" thereunder.

        3.    Option Term.    The term of the Option (the "Option Term") shall commence on the Effective Date and, unless the Option is previously terminated pursuant to the Plan or this Option Agreement, shall terminate upon the expiration of ten (10) years from the Effective Date. Upon expiration of the Option Term, all rights of the Optionee hereunder shall terminate.

        4.    Conditions of Exercise.

          (a)  The Option shall vest and become exercisable as to 20% of the Option Shares on each yearly anniversary of the Effective Date.

          (b)  Except as otherwise provided herein, the right of the Optionee to purchase Option Shares with respect to which this Option has become exercisable may be exercised in whole or in part at any time or from time to time prior to expiration of the Option Term, subject to provisions of the

  Plan, to compliance with relevant securities law at the time of such exercise and to the approval of counsel for the Company with respect to such compliance. This Option may not be exercised for a fraction of a share.

        5.    Nontransferability of Option and Option Agreement.

          (a)  The Option and this Option Agreement shall not be transferable and, during the lifetime of Optionee, the Option may be exercised only by Optionee. Except as otherwise provided by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or, by the laws of descent and distribution. Any attempted sale, pledge, assignment, hypothecation, transfer or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

          (b)  Following the issuance of Option Shares upon exercise of the Option, neither the Option Shares nor any interest therein may be transferred, sold, assigned, exchanged, pledged, hypothecated or otherwise disposed of, including by gift (collectively, "Transferred") by the Optionee unless such Option Shares are Transferred pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws covering such Option Shares, (ii) an opinion of legal counsel for the holder of such Option Shares to be Transferred satisfactory to the Company stating that such transaction is exempt from registration, or (iii) written notice from the Company, signed by the principal financial and accounting officer of the Company, to the effect that the Company has otherwise satisfied itself that such transaction is exempt from registration.

        6.    Method of Exercise of Option.    The Option may be exercised by means of written notice of exercise to the Company specifying the number of Option Shares to be purchased, accompanied by payment in full of the aggregate Option Exercise Price, in the manner set forth in the Plan and any applicable withholding taxes in accordance with the Plan. The written notice must also specify how your shares of Stock should be registered (in your name or in your and your spouse's name). If someone else desires to exercise this Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

        7.    Right of First Refusal.    Before any Shares obtained upon exercise of an Option that are held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise Transferred (including transfer by gift or operation of law), as provided for in the Stockholders' Agreement certain stockholders shall have a right of first refusal to purchase the Option Shares subject to the terms and conditions set forth in Section 2.3 of the Stockholders' Agreement (the "Right of First Refusal"). Such Right of First Refusal shall terminate upon the consummation of an initial underwritten public offering by the Company of its Common Stock pursuant to an effective registration statement filed under the Securities Act.

        8.    Effect of Termination of Employment or Service.    Upon the termination of Optionee's employment or service with the Company or any Parent or Subsidiary for any reason (including without limitation by reason of the Optionee's continuing employment with a Subsidiary following the sale of such Subsidiary) other than due to death, Permanent Disability or retirement, which are discussed in Section 9 below, any Shares subject to an Option that have not vested prior to such termination, shall immediately expire as of the date of such termination (the "Termination Date").

        9.    Acceleration of Vesting Upon Death, Permanent Disability, Retirement and Change of Control.    Optionee shall immediately become 100 percent vested in all of his or her outstanding Options upon the occurrence of the Optionee's death, Permanent Disability or Retirement or upon a Change of Control while the Optionee is in the employ or service of the Company or any Parent or Subsidiary.

        10.    Termination of Option.

          (a)  Incentive Stock Options. An Incentive Stock Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Effective Date.

  The Incentive Stock Option will expire earlier if your employment or service terminates as described as follows:

            i.      If the Optionee's employment or service terminates for any reason, other than death, Permanent Disability or Cause then the Incentive Stock Option will expire at the close of business at Company headquarters on the 90th day after the Optionee's termination date;

            ii.    If Optionee's employment or service is terminated for Cause, then the Optionee shall immediately forfeit all rights to the Incentive Stock Option and the Incentive Stock Option shall immediately expire;

            iii.    If the Optionee's employment or service terminates because of death, then the Incentive Stock Option will expire at the close of business at Company headquarters on the date 12 months after the date of death; or

            iv.    If the Optionee's employment or service terminates because of Permanent Disability, then the Incentive Stock Option will expire at the close of business at Company headquarters on the date 12 months after the optionee's termination date.

          (b)  Non-Qualified Stock Options. A Non-Qualified Stock Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Effective Date. A Non-Qualified Stock Option will expire earlier if your employment or service terminates as described as follows:

            (i)    If the Optionee's employment or service terminates for any reason, other than death, Permanent Disability or Cause, then the Non-Qualified Stock Option will expire at the close of business at Company headquarters on the 90th day after the Optionee's termination date or, if the Company has not consummated an initial underwritten public offering of its Common Stock pursuant to an effective registration statement filed under the Securities Act, three (3) years following the Optionee's termination of employment or service for any reason other than death, Permanent Disability or Cause;

            (ii)  If Optionee's employment or service is terminated for Cause, then the Optionee shall immediately forfeit all rights to the Non-Qualified Stock Option and the Non-qualified Stock Option shall immediately expire;

            (iii)  If the Optionee's employment or service terminates because of death, then the Non-Qualified Stock Option will expire at the close of business at Company headquarters on the date 12 months after the date of death or, if the Company has not consummated an initial underwritten public offering of its Common Stock pursuant to an effective registration statement filed under the Securities Act, three (3) years following the Optionee's termination of employment or service because of death; or

            (iv)  If the Optionee's employment or service terminates because of Permanent Disability, then the Non-Qualified Stock Option will expire at the close of business at Company headquarters on the date 12 months after the optionee's termination date or, if the Company has not consummated an initial underwritten public offering of its Common Stock pursuant to an effective registration statement filed under the Securities Act, three (3) years following the Optionee's termination of employment or service because of Permanent Disability.

        11.    Right of Purchase.    The Company shall have a repurchase option (the "Repurchase Option") with respect to Shares obtained upon the exercise of an Option. Under this Repurchase Option the Company may purchase from Optionee, or Optionee's personal representative, as the case may be, any or all of Optionee's Shares obtained upon exercise of an Option. Such repurchase option shall be exercisable, at the discretion of the Board, upon the voluntary or involuntary termination of the Optionee's service with the Company for any reason including, without limitation, death, Permanent Disability or Retirement and must be exercised, except as otherwise provided by California "Blue Sky" law, within one year following such termination or within one year of exercise of an Option that is exercised after the Termination Date, whichever is later. The purchase price for the Shares repurchased pursuant to this Option Agreement pertaining to the Option shall be no less than the Fair Market Value of the Shares on the Termination Date, and may be paid by cancellation of any indebtedness of the Optionee to the Company. The Repurchase Option shall terminate upon the consummation of an initial underwritten public offering by the Company of its Common Stock pursuant to an effective registration statement filed under the Securities Act.

          (a)  The Repurchase Option is exercised by the Company by delivering personally or by registered mail, to Optionee (or his transferee or legal representative, as the case may be), within sixty (60) days of the Termination Date or within sixty (60) days of the exercise of an Option that is exercised after the Termination Date, whichever is later, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company's office. At the closing, the holder of the certificates for the Shares being transferred shall deliver the stock certificate or certificates evidencing the Shares, and the Company shall deliver the purchase price therefor. At the Company's option and to the extent permitted by applicable law, all or any portion of such purchase price may be paid by canceling indebtedness represented by any note or notes issued by Optionee to the Company.

          (b)  If the Company is prevented from exercising the Repurchase Option at the time set forth above due to General Provisions of the Plan or due to provisions of the Stockholders' Agreement or any credit or loan agreement or similar agreement to which the Company is a party, the Company may exercise such Repurchase Option as of the first date, if any, on which such provisions are no longer applicable to preventing such exercise by providing notice with sixty (60) days of such date and following the procedures set forth in Section 10(a) above.

        12.    Transferability of the Shares; Escrow.

          (a)  Optionee hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to take such steps as may be necessary to cause the transfer from Optionee to the Company (or, if applicable, Anschutz or Oaktree) of the Shares as to which the Right of First Refusal or Repurchase Option has been exercised.

          (b)  To insure the availability for delivery of Optionee's Shares upon repurchase by the Company (or, if applicable, any holder who, pursuant to the Stockholders' Agreement, has Right of First Refusal on such Shares), Optionee hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company (or, if applicable, any holder who, pursuant to the Stockholders' Agreement, has Right of First Refusal on such Shares) such Shares, if any, repurchased pursuant to the Repurchase Option or purchased under the Right of First Refusal and shall, upon exercise of an Option deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Shares subject to such exercise, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A-1. The Shares and stock assignment shall be held by the Secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Optionee attached as Exhibit A-2 hereto, until the Repurchase Option or Right of First Refusal is exercised, until expiration of such rights, or until such time as this Option Agreement no longer is in effect. As a further condition to the Company's obligations under this Option Agreement, the spouse of the Optionee, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A-3. Upon termination of such rights, the escrow agent shall promptly deliver to the Optionee or the Optionee's representative, the certificate or certificates representing such Shares in the escrow agent's possession belonging to the Optionee in accordance with the terms of the Joint Escrow Instructions, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates if so required pursuant to other restrictions imposed pursuant to this Option Agreement.

          (c)  The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

          (d)  Any purported transfer or sale of the Shares shall be subject to restrictions on transfer imposed by any applicable state and Federal securities laws and the terms and conditions of the Stockholders' Agreement. Any transferee shall, at the discretion of the Administrator, hold such Shares subject to all provisions hereof and shall acknowledge the same by signing a copy of this Option Agreement.

        13.    Rights as a Shareholder.    Neither the Optionee nor any of the Optionee's successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock. This Option Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Optionee, except as specifically provided herein and except as specifically provided in the Stockholders' Agreement with respect to any shares of Common Stock issued upon exercise of the Option.

        14.    Investment Representation.    The Optionee hereby represents and warrants to the Company that the Optionee, by reason of the Optionee's business or financial experience (or the business or financial experience of the Optionee's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Optionee's own interests in connection with the transactions contemplated under this Option Agreement.

        15.    Tax Advisor Representations.    Optionee has reviewed with his own tax advisors the Federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Option Agreement. Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Optionee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of this investment or the transactions contemplated by this Option Agreement.

        16.    Notices.    All notices and other communications under this Option Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below:

If to Company:	Regal Entertainment Group 7132 Mike Campbell Drive Knoxville, TN 37918 Attention: Secretary Facsimile: (865) 922-6085
If to the Optionee:	To the address or facsimile number set forth on page one of this Agreement.

Either party hereto may change such party's address for notices by notice duly given pursuant hereto.

        17.    Securities Laws Requirements.    The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to the Optionee upon exercise of such Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time). Further, the Company may require as a condition of transfer of any Option Shares pursuant to any exercise of the Option that the Optionee furnish a written representation that he or she is purchasing or acquiring the Option Shares for investment and not with a view to resale or distribution to the public. The Optionee hereby represents and warrants that he or she understands that the Option Shares are "restricted securities," as defined in Rule 144 under the Securities Act, and that any resale of the Option Shares must be in compliance with the registration requirements of the Securities Act, or an exemption therefrom, and, to the extent required at the time of grant, with California "Blue Sky"

law. Each certificate representing Option Shares shall bear the legends set forth below and with any other legends that may be required by the Company or by any Federal or state securities laws:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES THEREUNDER, AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S). SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AGREEMENTS AND OTHER CONDITIONS AND RESTRICTIONS SPECIFIED IN THE STOCKHOLDERS' AGREEMENT AMONG THE COMPANY AND THE OTHER STOCKHOLDERS NAMED THEREIN, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.

Further, if the Company decides, in its sole discretion, that the listing or qualification of the Option Shares under any securities or other applicable law is necessary or desirable, the Option shall not be exercisable, in whole or in part, unless and until such listing or qualification, or a consent or approval with respect thereto, shall have been effected or obtained free of any conditions not acceptable to the Company.

        18.    No Obligation to Register Option Shares.    The Company shall be under no obligation to register the Option Shares pursuant to the Securities Act or any other Federal or state securities laws.

        19.    Protections Against Violations of Agreement.    No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Option Agreement, the Stockholders' Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said Option Shares on its books nor will any of said Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

        20.    Withholding Requirements.

          (a)  Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Optionee to remit to the Company in cash an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto.

          (b)  Unless otherwise determined by the Administrator, Optionee may elect to deliver shares of Common Stock or Option Shares pursuant to Section 7 hereof to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the Shares to be withheld will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event Optionee elects to have the Company withhold Shares of Common Stock pursuant to this Section 11(b) of the Plan, such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in the Plan with respect to the withholding of Common Stock in payment of the Exercise Price of Options.

        21.    Failure to Enforce Not a Waiver.    The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

        22.    Governing Law.    This Option Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

        23.    Incorporation of Plan.    The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan. Certain capitalized terms used in this Option Agreement are defined in the Plan, and they have the meaning set forth in the Plan.

        24.    Amendments; Entire Agreement.    This Option Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto. This Option Agreement and the Plan constitute the entire understanding between the Optionee and the Company regarding this Option.

        25.    Agreement Not a Contract of Employment.    Neither the Plan, the granting of the Option, this Option Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Parent, Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.

        26.    Authority of the Board.    The Board shall have full authority to interpret and construe the terms of the Plan and this Option Agreement. The determination of the Board as to any such matter of interpretation or construction shall be final, binding and conclusive.

        27.    Market Stand-Off.    In connection with any underwritten public offering by the Company (the "Registrant") of Registrant's equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Registrant or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Optionee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of capital stock of the Company acquired under this Option Agreement or any successor agreement without the prior written consent of the Registrant or the underwriters of such public offering.

        28.    Additional Compensation Arrangements.    Nothing contained in this Option Agreement shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        29.    Survival of Terms.    This Option Agreement shall apply to and bind Optionee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

        30.    Severability.    Whenever possible, each provision of this Option Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Option Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Agreement on the day and year first above written.

Regal Entertainment Group
By
Name
Title

        The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Agreement and to all the terms and provisions of the Plan, and the Stockholders' Agreement herein incorporated by reference.

The Optionee
Address:

EXHIBIT A-1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [                        ] (the "Purchaser") hereby sells, assigns and transfers unto Regal Entertainment Group, a Delaware corporation (the "Company"), (            ) shares of Company's common stock designated Class A, par value $0.001 per share (the "Common Stock"), standing in his or her name on the books of said corporation represented by Certificate No.            herewith and does hereby irrevocably constitute and appoint                        to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

        This Assignment Separate from Certificate may be used only in accordance with the Stock Option Agreement (the "Agreement") of the Company and the undersigned dated                        ,             .

Dated:
Signature

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this Assignment Separate from Certificate is to enable the exercise of the "right of first refusal" and "repurchase option," as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser. This Assignment Separate from Certificate must be delivered to the Company with the above Certificate No.            .

EXHIBIT A-2

JOINT ESCROW INSTRUCTIONS

            , 20
Regal Entertainment Group
7132 Mike Campbell Drive
Knoxville, TN 37918
Attention: Secretary

Dear                        :

        As Escrow Agent for both Regal Entertainment Group, a Delaware corporation (the "Company"), and [                        ] ("Purchaser") of the Company's common stock designated Class A, par value $0.001 per share (the "Common Stock"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Option Agreement between the Company and Purchaser, dated                        (the "Agreement"), in accordance with the following instructions:

        1.    In the event the Company or any holder entitled to a Right of First Refusal set forth in the Stockholders' Agreement (as defined in the Plan) (referred to collectively for convenience herein as the "Company") exercises the Company's right of first refusal set forth in the Stockholders' Agreement (as defined in the Plan) or repurchase option set forth in the Agreement (respectively, the "Right of First Refusal or Repurchase Option"), the Company shall give to Purchaser and to you a written notice specifying the number of shares of Common Stock (the "Shares") to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2.    At the closing, you are directed (a) to date the Assignment Separate From Certificate necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver same, together with the certificate evidencing the Shares to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price for the number of Shares purchased pursuant to the exercise of the Company's Right of First Refusal or Repurchase Option.

        3.    Purchaser hereby irrevocably authorizes the Company to deposit with you any certificates evidencing the Shares to be held by you hereunder and any additions and substitutions to said Shares as set forth in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated, including but not limited to, the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the Shares. Subject to the provisions of this Section 3 and to that certain Stockholders' Agreement (as defined in the Plan), Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is being held by you.

        4.    Upon written request of the Purchaser, but not more than once per calendar year, unless the Company's Right of First Refusal or Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing the aggregate number of Shares that are not then subject to the Company's Right of First Refusal or Repurchase Option. Within 120 days after Purchaser's termination of employment or service with the Company or any Parent or Subsidiary (each, as defined in the Company's 2002 Stock Incentive Plan), you will deliver to Purchaser, or Purchaser's representative, as the case may be, a certificate or certificates representing the aggregate number of Shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's Repurchase Option; provided that such Shares are not then subject to the Company's Right of First Refusal.

        5.    If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

        6.    Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7.    You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8.    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9.    You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10.  You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        11.  You shall be entitled to employ such legal counsel and other experts as you may deem necessary and proper to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

        12.  Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

        13.  If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        14.  It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        15.  Notices. All notices and other communications under this Joint Escrow Instructions shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below at the following addresses or at such other addresses as a party may designate by ten day's advance written notice to each of the other parties hereto:

If to Company:	Regal Entertainment Group 7132 Mike Campbell Drive Knoxville, TN 37918 Attention: Chief Executive Officer Facsimile: (865) 922-6085
If to the Purchaser:
Facsimile:
If to the Escrow Agent:	Regal Entertainment Group 7132 Mike Campbell Drive Knoxville, TN 37918 Attention: Secretary Facsimile: (865) 922-6085

        16.  By signing these Joint Escrow Instructions, you become a party hereto, a party to the Agreement and a party to the Stockholders' Agreement.

        17.  This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

        18.  These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Purchaser:
Signature:
By:
Residence Address:

Regal Entertainment Group
Signature:
By:
Title:

Escrow Agent
Signature:
By:	Secretary

EXHIBIT A-3

CONSENT OF SPOUSE

I,                        , spouse of [                        ], have read and hereby approve the Stock Option Agreement by and between [                        ] and Regal Entertainment Group (the "Company"), dated                        (the "Agreement"). In consideration of the granting of the right to my spouse to purchase shares of Company common stock designated Class A, par value $0.001 per share ("Common Stock"), as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of Common Stock issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:
Signature

QuickLinks

  EXHIBIT 10.2.1
  EXHIBIT A-1
  EXHIBIT A-2
  EXHIBIT A-3